UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2013

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 6, 2013, the Board of Directors (the “Board”) of William Lyon Homes, a Delaware corporation (the “Company”), approved a newly established role of Executive Chairman for General William Lyon, effective immediately. General Lyon will no longer serve as Chief Executive Officer of the Company but will continue to serve as Chairman of the Board.

(c) In connection with the foregoing, the Board appointed (i) William H. Lyon, the Company’s current President and Chief Operating Officer, to serve as Chief Executive Officer of the Company, and (ii) Matthew R. Zaist, the Company’s current Executive Vice President, to serve as President and Chief Operating Officer of the Company, each effective immediately.

There are no family relationships between any director or executive officer and any other director or executive officer of the Company, except for General Lyon and Mr. Lyon, who are father and son.

Business Experience

General William Lyon

General Lyon was elected director and Chairman of the Board of The Presley Companies, the predecessor of the Company, in 1987 and has served in that capacity in addition to his role as the Chief Executive Officer of the Company since November 1999. General Lyon also served as the Chairman of the Board, President and Chief Executive Officer of the former William Lyon Homes, which sold substantially all of its assets to the Company in 1999 and subsequently changed its name to Corporate Enterprises, Inc. In his current role as Executive Chairman, General Lyon works with the top executives of the Company to set the leadership and strategic direction for the organization. General Lyon is also Chairman of the Company’s Executive Committee and is a member of the Company’s Land Committee. In recognition of his distinguished career in real estate development, General Lyon was elected to the California Building Industry Foundation Hall of Fame in 1985. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity National Financial, Inc. and Woodside Credit LLC, and is Chairman of the Board of Directors of Commercial Bank of California. Since 2005, General Lyon has served on the Board of Leaders of USC’s Marshall School of Business. General Lyon has received countless awards and honors for his tremendous and sustained success in the building industry and his extensive public service record.

William H. Lyon

Mr. Lyon, the Company’s current Chief Executive Officer, worked full time with the former William Lyon Homes from November 1997 through November 1999 as an assistant project manager, has been employed by the Company since November 1999 and has been a member of the Board since January 25, 2000. Since joining the Company as assistant project manager, Mr. Lyon has served as a Project Manager, the Director of Corporate Development (beginning in 2002), the Director of Corporate Affairs (from February 2003 to February 2005), Vice President and Chief Administrative Officer (from February 2005 to March 2007), and Executive Vice President and Chief Administrative Officer (from March 2007 to March 2009). Mr. Lyon also actively served as the President of William Lyon Financial Services from June 2008 to April 2009. Effective on March 18, 2009, Mr. Lyon was appointed as President and Chief Operating Officer of the Company. In his current role as Chief Executive Officer, Mr. Lyon is responsible for the overall strategic leadership of the Company working closely with the Executive Chairman and executive leaders to establish implement and direct the long-range goals, strategies, plans and policies of the Company. Mr. Lyon is Chairman of the Company’s Management Development and Risk Management Committee and Vice Chair of the Executive Committee. Mr. Lyon is also a member of the Company’s Land Committee. Mr. Lyon is a member of the Board of Directors of Commercial Bank of California, Pretend City Children’s Museum in Irvine, CA and The Bowers Museum in Santa Ana, CA. Mr. Lyon holds a dual B.S. in Industrial Engineering and Product Design from Stanford University.

Matthew R. Zaist

Mr. Zaist, the Company’s current President and Chief Operating Officer, joined the Company in 2000 as the Company’s Chief Information Officer. Since joining the Company, Mr. Zaist has served in a number of corporate operational roles, including Executive Vice President from January 2010 to March 2013 and previously, Corporate Vice President—Business Development & Operations from April 2009 to January 2010. Prior to that, Mr. Zaist served as Project Manager and Director of Land Acquisition for the Company’s Southern California Region. In his current role, Mr. Zaist is responsible for the overall management of the Company’s operations and is a member of the Company’s Executive Committee, Chairman of the Company’s Land Committee and Vice Chairman of the Company’s Management Development and Risk Management Committee. In his most recent role as Executive Vice President, Mr. Zaist oversaw and managed the Company’s restructuring efforts and successful recapitalization. Mr. Zaist is a member of the

Executive Committee for the University of Southern California’s Lusk Center for Real Estate. Prior to joining William Lyon Homes, Mr. Zaist was a principal with American Management Systems (now CGI) in their State & Local Government practice. Mr. Zaist holds a B.S. from Rensselaer Polytechnic Institute in Troy, New York.

Compensation Arrangements

For a description of the compensation arrangements in effect for Messrs. Lyon and Zaist, see the “Executive Compensation” section of the Company’s Registration Statement on Form S-1 filed with the SEC on February 13, 2013, beginning on page 118, as updated by the disclosure in the Company’s Current Report on Form 8-K filed with the SEC on March 5, 2013.

Related Party Transactions

For the year ended December 31, 2012, the Company (i) incurred reimbursable on-site labor costs of $303,000 for providing customer service to real estate projects developed by entities controlled by General Lyon and Mr. Lyon and (ii) earned $157,000 for tax and accounting services performed for entities controlled by General Lyon and Mr. Lyon. The Company does not expect to incur reimbursable on-site labor costs or to perform tax and accounting services for entities controlled by General William Lyon or Mr. Lyon in 2013 or thereafter.

For the year ended December 31, 2012, the Company earned fees of $232,000 pursuant to a Human Resources and Payroll Services contract between William Lyon Homes, Inc., a California corporation and subsidiary of the Company (“WLHC”), and an entity controlled by General Lyon and Mr. Lyon. The Human Resources and Payroll Services contract was terminated effective as of August 31, 2012.

For the year ended December 31, 2012, the Company incurred charges of $0.8 million related to rent on the Company’s corporate office which is owned by two trusts of which Mr. Lyon is the sole beneficiary. The current lease expires in March 2013 and the Company has decided to relocate its corporate office upon expiration of the lease. The Company has entered into a lease for the new location with an unrelated third party.

In September 2009, Presley CMR, Inc., or Presley CMR, a wholly owned subsidiary of WLHC, entered into an Aircraft Purchase and Sale Agreement with an entity affiliated with General Lyon to sell an aircraft owned by the Company. The agreement provides for an aggregate purchase price for the aircraft of $8.3 million (which value was the appraised fair market value of the aircraft), which consists of: (i) cash in the amount of $2.1 million which was paid at closing and (ii) a promissory note due September 2016 from the affiliated entity in the amount of $6.2 million (which note was later adjusted to its fair value of $5.2 million, as previously disclosed). The note is secured by the aircraft. The note requires semiannual interest payments to WLHC of approximately $132,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013

WILLIAM LYON HOMES

By:	/s/ Colin Severn
Name:	Colin T. Severn
Its:	Vice President, Chief Financial Officer and Corporate Secretary